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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports, dated February 3, 1993, included in or incorporated by reference to the Annual Report on Form 10-K of Scotsman Industries, Inc. for the year ended January 3, 1993 and to all references to our Firm included in or made a part of this Registration Statement on Form S-4 of Scotsman Industries, Inc.

                                            Arthur Andersen & Co.

Chicago, Illinois
January 25, 1994